Exhibit 99.2

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE MISONIX, INC. STOCKHOLDER DERIVATIVE LITIGATION _____________________________________________ This Document Relates To: ALL DERIVATIVE ACTIONS.	Lead Case No. 2:17-cv-03385-ADS-AYS (Consolidated with No. 2:17-cv-03657) Honorable Arthur D. Spatt Courtroom 1020

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated May 3, 2019 (the “Stipulation”), is made and entered into by and among the following Settling Parties in this consolidated shareholder derivative action, by and through their respective counsel of record: (i) plaintiffs Irving Feldbaum and Michael Rubin (“Plaintiffs”), individually and derivatively on behalf of nominal defendant Misonix, Inc. (“Misonix” or the “Company”); (ii) nominal defendant Misonix; and (iii) individual defendants Stavros G. Vizirgianakis; Richard A. Zaremba; John W. Gildea; Charles Miner III; Patrick A. McBrayer; Thomas M. Patton; Michael A. McManus, Jr.; and T. Guy Minetti (collectively, the “Individual Defendants,” and together with Misonix the “Defendants”).1 This Stipulation is intended by the Settling Parties2 to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

I.	BACKGROUND

Misonix is a New York Corporation that principally conducts the business of designing, manufacturing, developing, and marketing therapeutic ultrasonic products for neurosurgical, spinal, advanced wound care, and general surgical procedures. Misonix’s stock is traded on the NasdaqGM under the ticker symbol “MSON.”

1 Collectively, Plaintiffs, the Individual Defendants and Misonix are referred to as the Settling Parties.

2 All capitalized terms not otherwise defined are defined in section V.1.

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On June 6, 2017, and June 16, 2017, Plaintiffs Feldbaum and Rubin, respectively, filed verified shareholder derivative complaints on behalf of Misonix with the Court. The Plaintiffs’ complaints asserted claims, derivatively on behalf of Misonix, against the Individual Defendants for: (i) violation of Section 14(a) of the Securities Exchange Act of 1934; (ii) breach of fiduciary duty, (iii) gross mismanagement, (iv) unjust enrichment; and (v) waste of corporate assets. Plaintiffs also sought to cause the enactment of material enhancements to the Company’s internal controls and corporate governance practices, in particular with regard to, among other things, the Company’s compliance with the Foreign Corrupt Practices Act (“FCPA”), so that the alleged damage to the Company would not recur. Defendants deny each and every claim alleged by Plaintiffs.

On July 21, 2017, the Court entered an order consolidating the two cases under the caption In re Misonix, Inc. Stockholder Derivative Litigation, Civil Action NO. 2:17-cv-03385-ADS-AYS. Pursuant to the order, the Court also appointed the Plaintiffs as Lead Plaintiffs, and appointed Robbins Arroyo LLP and WeissLaw LLP as Co-Lead Counsel for Plaintiffs in the consolidated action.

The parties began exploring the possibility of a resolution of the Action in August of 2017. Over the course of more than five months, the parties negotiated corporate governance enhancements addressing the Company’s internal controls relating to FCPA compliance, among other reforms. In order to facilitate the parties’ discussions, the Company provided Plaintiffs with nonpublic documents reflecting analyses of the Company’s prior and existing internal controls, certain actions being taken by the Company with respect to the FCPA issues raised in this litigation, and the status of the Company’s efforts to enhance its internal controls. The parties’ negotiations included numerous telephonic conferences and exchanges of draft corporate governance proposals.

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As a result of the parties’ efforts, on April 6, 2018, the parties agreed in principle on a set of corporate governance reforms that, among other things, will enhance the Company’s internal controls relating to FCPA compliance and corporate governance best practices (the “Corporate Governance Reforms”). Exhibit 1. The Company has agreed to maintain the reforms for a period of at least six (6) years.

After the parties had agreed in principle on the substantive consideration for the settlement, they began to discuss a reasonable attorneys’ fees and expense amount to be paid to Plaintiffs’ Counsel for their efforts in prosecuting the derivative action and negotiating the material Corporate Governance Reforms. Despite the parties’ good faith efforts, they were unable to reach an agreement on attorneys’ fees on their own. The parties then agreed to mediate the attorneys’ fees issue with Michelle Yoshida, a mediator with extensive experience in derivative and other shareholder litigation. After months of mediated negotiations, Ms. Yoshida made a “mediator’s recommendation” of $500,000 in attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. All parties agreed to accept the mediator’s recommendation.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Action has substantial merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel has also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of pleading demand futility and thereby establishing standing to pursue derivative claims on the Company’s behalf, and the possible defenses to the claims alleged in the Action.

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Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Misonix’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing and filing derivative complaints; (v) conducting damages analyses; (vi) reviewing and analyzing confidential nonpublic documents produced by the Defendants in this Action; and (vii) negotiating this Settlement with Defendants, including researching corporate governance best practices – as well as, in particular, best practices for ensuring FCPA compliance – and negotiating the Corporate Governance Reforms. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Misonix and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Misonix and its shareholders and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	Defendants’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action. The Individual Defendants have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, the Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex shareholder derivative cases like the Action. Defendants have, therefore, determined that it is in their best interests, and Misonix and the Misonix Board of Directors have determined that it is in the best interest of Misonix, for the Action to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

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Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	INDEPENDENT MISONIX APPROVAL

Misonix, acting through nondefendant officers, and in consultation with outside counsel, reviewed the allegations and the Settlement terms, and in a good faith exercise of business judgment determined the terms of the Settlement and each of its terms, as set forth in this Stipulation of Settlement, to be in the best interests of Misonix.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, that the claims asserted in the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

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1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1              “Action” means this shareholder derivative action styled as “Consolidated Action.”

1.2              “Court” means the U.S. District Court for the Eastern District of New York.

1.3              “Current Misonix Shareholders” means any Person who owned Misonix common stock as of the date of the execution of this Stipulation and continues to hold that Misonix common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Misonix, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.4              “Defendants” means, collectively, nominal defendant Misonix and the Individual Defendants.

1.5              “Defendants’ Counsel” means the law firm of Williams & Connolly LLP and Kramer Levin Naftalis & Frankel LLP.

1.6              “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.

1.7              “Fee and Expense Amount” means the agreed-upon amount of $500,000 for attorneys’ fees and expense reimbursement to be paid to Plaintiffs’ Counsel, subject to Court approval, as described in paragraph 4.1 of this Stipulation.

1.8              “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit B attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of the Fee and Expense Amount or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

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1.9              “Individual Defendants” means any and all individuals who are defendants in the Action, including defendants Stavros G. Vizirgianakis, Richard A. Zaremba, John W. Gildea, Charles Miner III, Patrick A. McBrayer, Thomas M. Patton, Michael A. McManus, Jr., and T. Guy Minetti.

1.10          “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.11          “Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit A-1.

1.12          “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13          “Plaintiffs” means Irving Feldbaum and Michael Rubin.

1.14          “Plaintiffs’ Counsel” means the law firms of Robbins Arroyo LLP; and WeissLaw LLP.

1.15          “Misonix” or the “Company” means nominal defendant Misonix, a New York Corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

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1.16          “Related Persons” means: (i) with regard to each Individual Defendant, the Individual Defendants’ spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Misonix, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns.

1.17          “Released Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown (including Unknown Claims (as defined in paragraph 1.24 below)), accrued or un-accrued, liquidated or un-liquidated, matured or un-matured, whether or not concealed or hidden, asserted or un-asserted, existing directly or derivatively on behalf of Misonix, by Plaintiffs or any other shareholder of Misonix, with respect to any and all conduct, matters, transactions, filings, or occurrences that (i) were alleged in the Action; (ii) arise from or related to any of the conduct, matters, transactions, filings, or occurrences that were alleged in the Action; (iii) could have been asserted with respect to any of the matters, transactions, filings, or occurrences that were alleged in the Action, or (iv) arise out of or relate to the defense, prosecution, settlement, or resolution of the Action, including the Settlement. Excluded from the term “Released Claims” are (i) all claims alleged in the Securities Class Action, (ii) any claims to enforce the Settlement, and (iii) any claims brought under or reserved by the agreements or by-laws identified in paragraph 5.4.

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1.18          “Released Persons” means, collectively, Misonix, the Individual Defendants, and their Related Persons. “Released Person” means, individually, any of the Released Persons.

1.19          “Releasing Parties” means Plaintiffs, all other Current Misonix Shareholders, Plaintiffs’ Counsel, Defendants’ Counsel, and Defendants. “Releasing Party” means, individually, any of the Releasing Parties.

1.20          “Settlement” means the settlement and compromise of the Action as provided for herein.

1.21          “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement and determine whether to enter a Judgment that is in substance materially the same as the [Proposed] Judgment attached hereto as Exhibit B, including the Fee and Expense Amount.

1.22          “Settling Parties” means, collectively, Plaintiffs and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.23          “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action, substantially in the form attached hereto as Exhibit A-2.

1.24          “Unknown Claims” means any Released Claim(s) which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A general release does not extend to claims which the creditor OR RELEASING PARTY does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her WOULD have materially affected his or her settlement with the debtor OR RELEASING PARTY.

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The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

2.	Terms of the Settlement

2.1             As a result of the filing, prosecution, and settlement of the Action, Misonix shall, within thirty (30) days of final approval of the Settlement, and to the extent not already accomplished, take all necessary steps to ensure adherence to the Corporate Governance Reforms identified in Exhibit 1 attached hereto. Misonix and the Individual Defendants acknowledge and agree that the Corporate Governance Reforms identified in Exhibit 1 are significant and confer substantial benefits upon Misonix and its shareholders. Misonix and the Misonix Board of Directors acknowledge the Action was: a factor in the personnel changes at Misonix outlined in Exhibit 1, § I.A; a material factor in the corporate governance enhancements outlined in Exhibit 1, §I.C; and a substantial and material factor in the Board’s decision to implement and maintain the corporate governance enhancements outlined in Exhibit 1, § II.

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3.	Approval and Notice

3.1             Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit A attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing Notice of the Settlement to Current Misonix Shareholders; and (iii) a date for the Settlement Hearing, approximately forty-five (45) days from the date of entry of the Preliminary Approval Order, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.

3.2             Notice to Current Misonix Shareholders shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (“Notice”), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit A-1, as well as a Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (“Summary Notice”), substantially in the form attached hereto as Exhibit A-2.

3.3             Within ten (10) business days after the entry of the Preliminary Approval Order, Misonix shall cause the Stipulation of Settlement and Notice to be filed with the SEC along with a Current Report on Form 8-K or other appropriate filing, and Misonix shall publish the Summary Notice one time in the national edition of Investors’ Business Daily. For a period of forty-five (45) days following the date of entry of the Preliminary Approval Order, Misonix shall also publish the Stipulation of Settlement and Notice on an Internet page that Misonix shall create for this purpose, which shall be accessible via a link on the “Investor Relations” page of Misonix’s website, the address of which shall be contained in the Notice and Summary Notice. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Misonix Shareholders pursuant to applicable law and due process. Misonix shall undertake the administrative responsibility for giving the Notice to Current Misonix Shareholders and shall be solely responsible for paying the costs and expenses related to providing such Notice to its current shareholders. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Misonix. At least twenty-one days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration attesting to the filing and posting the Notice and Summary Notice in accordance with the terms of this Stipulation and the Preliminary Approval Order.

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3.4             Pending the Court’s determination as to final approval of the Settlement, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any Released Claim against any of the Released Persons.

4.	The Fee and Expense Amount

4.1               In recognition of the substantial benefits conferred upon Misonix as a direct result of the prosecution and Settlement of the Action, and subject to Court approval, the Individual Defendants shall cause their insurers to pay Plaintiffs’ Counsel the agreed-to amount of $500,000 (the “Fee and Expense Amount”) in accordance with the terms set forth herein. The Fee and Expense Amount shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Action. The Fee and Expense Amount shall be funded to Robbins Arroyo LLP and WeissLaw LLP, within twenty (20) business days of the later of (a) the entry of the Final Approval Order, and (b) the provision by Robbins Arroyo LLP and WeissLaw LLP of all required wire instructions to include ABA number, SWIFT Code and bank name, address and account number, as well as W-9 form(s) notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof.

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4.2               The Settling Parties further stipulate that Plaintiffs’ Counsel may apply to the Court for a service award of up to $6,000 for Plaintiffs ($3,000 for each Plaintiff), only to be paid upon Court approval, and to be paid only from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Action. The failure of the Court to approve any requested service award, in whole or in part shall have no effect on the Settlement set forth in this Stipulation. Neither Misonix nor any of the Individual Defendants shall be liable for any portion of any service award.

4.3               In the event that the Judgment fails to become Final as defined in paragraph 1.8 herein, then it shall be the obligation of Plaintiffs’ Counsel to make appropriate refunds or repayments to the Defendants’ insurers of any attorneys’ fees and expenses previously paid within ten business days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction.

5.	Releases

5.1              Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons, except as provided in paragraph 5.4. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2              Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

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5.3              Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.4              Notwithstanding the foregoing, nothing herein shall (a) release Misonix of any obligation to indemnify any or all of the Individual Defendants under any indemnification, severance, employment, retirement, or release agreement, or as mandated under Misonix’s articles of incorporation or bylaws; or (b) alter, amend, or modify any of the terms, conditions, or provisions under any indemnification, severance, employment, retirement, or release agreement between any of the Individual Defendants and Misonix. The Individual Defendants and Misonix agree that any indemnification, severance, employment, retirement, or release agreement between any of the Individual Defendants and Misonix are not affected by this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1              The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.            Board approval of the Settlement;

b.            Court entry of the Preliminary Approval Order;

c.            Court approval of the method of providing Notice of the proposed Settlement to Current Misonix Shareholders, as set forth in paragraph 3.2, and a hearing as required by Rule 23.1 of the Federal Rules of Civil Procedure;

d.            final approval of the Settlement by the Court following notice to Current Misonix Shareholders and the Settlement Hearing contemplated by the Stipulation;

e.            Court entry of the Judgment, in all material respects in the form set forth as Exhibit B annexed hereto, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided herein;

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f.            Court approval and payment of the Fee and Expense Amount in accordance with paragraph 4; and

g.            the passing of the date upon which the Judgment becomes Final.

6.2              The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation; and (c) agree to not take any actions to terminate or cause Court disapproval of the Stipulation. If, after making such good faith and cooperative efforts and taking all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation, any of the terms and conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3              If this Stipulation is canceled or terminated as set out in paragraph 6.2 or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of the date of the execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) calendar days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.

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7.	Miscellaneous Provisions

7.1              The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure.

7.2              Each of the Individual Defendants denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

7.3              In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.4              This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.5              This Stipulation shall be deemed drafted equally by all Settling Parties.

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7.6          No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.7          Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.8          The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.9          This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.10        In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.11        This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.12        This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice of law principles.

7.13        The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

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IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Dated: May 3, 2019	WEISS LAW LLP JOSEPH H. WEISS DAVID C. KATZ /s/ David C. Katz
DAVID C. KATZ
1500 Broadway, 16th Floor New York, NY 10036 Telephone: (212) 682-3025 Facsimile: (212) 682-3010 E-mail: jweiss@weisslawllp.com dkatz@weisslawllp.com
ROBBINS ARROYO LLP BRIAN J. ROBBINS CRAIG W. SMITH SHANE P. SANDERS /s/ Shane P. Sanders
SHANE P. SANDERS

5040 Shoreham Place
San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

E-mail: brobbins@robbinsarroyo.com

csmith@robbinsarroyo.com

ssanders@robbinsarroyo.com

Co-Lead Counsel for Plaintiffs

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Dated: May 3, 2019	WILLIAMS & CONNOLLY LLP JOHN S. WILLIAMS /s/ John S. Williams
JOHN S. WILLIAMS

725 Twelfth Street, N.W.

Washington, D.C. 20005

Telephone: (202) 434-5000

Facsimile: (202) 434-5029

E-mail: jwilliams@wc.com

Counsel for Defendants Misonix, Inc. and Stavros G. Vizirgianakis, Richard A. Zaremba, John W. Gildea, Charles Miner III, Patrick A. McBrayer, Thomas M. Patton, and T. Guy Minetti

Dated: May 3, 2019	KRAMER LEVIN NAFTALIS & FRANKEL LLP ARTHUR H. AUFSES III /s/ Arthur H. Aufses III
ARTHUR H. AUFSES III
1177 Avenue of the Americas New York, NY 10036 Telephone: (212) 715-9100 Facsimile: (212) 715-8000 E-mail: aaufses@kramerlevin.com Counsel for Defendant Michael A. McManus, Jr.

STIPULATION OF SETTLEMENT
CASE NO. 2:17-cv-03385-ADS-AYS

EXHIBIT 1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE MISONIX, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL DERIVATIVE ACTIONS.	Lead Case No. 2:17-cv-03385-ADS-AYS (Consolidated with No. 2:17-cv-03657) Honorable Arthur D. Spatt Courtroom 1020

Corporate Governance and internal Control Reforms

I.	REMEDIAL MEASURES ALREADY IMPLEMENTED OR IN THE PROCESS OF IMPLEMENTATION

A.	Personnel Changes Made by Misonix, Inc. Since the Action was Commenced

The Board of Directors (“Board”) shall acknowledge that the Action was a factor in the following personnel changes at Misonix, Inc. (“Misonix” or the “Company”):

1.            On August 23, 2017, Misonix appointed Joseph P. Dwyer as the Company’s Chief Financial Officer, effective August 21, 2017.

2.            On September 18, 2017, the Company announced Senior Vice President, Treasurer, and Secretary Richard A. Zaremba had agreed to step down on September 12, 2017, effective September 18, 2017.

B.	Distribution Agreements

1.            The Company has terminated the agreement with its former independent distributor of its products in China, Cicel (Beijing) Science & Technology Co. Ltd.

2.            The Company is in the process of amending distribution agreements with all of its international distributors with respect to legal compliance, including compliance with the Foreign Corrupt Practices act, 15 U.S. C. § 78dd-1, et seq. (the “FCPA”) and other applicable anti-bribery laws and regulations. The Board shall acknowledge that the Action was a material factor in the aforementioned amending of distribution agreements.

C.	Corporate Governance Reforms

Misonix has implemented and/or is in the process of implementing certain corporate governance changes relevant to the allegations in this Action. The Board shall acknowledge that the Action was a material factor in the corporate governance enhancements adopted and the changes made after the Action was filed. With respect to all of the following reforms and changes (whether adopted before or after the Action was commenced), the Company shall maintain the measures, or substantially similar measures, for a period of at least six (6) years. The Board shall acknowledge that the Board’s agreement to maintain these measures for a period of at least six (6) years was a direct result of the Action.

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1.	FCPA/Compliance Reforms

1.            In November 2016, the Company created a new “Compliance Officer” position. It has now filled that position and will continue to endeavor to have that position filled and its functions performed. The Compliance Officer is responsible for reviewing and evaluating areas relevant to the Company’s compliance, including, without limitation: (i) the Health Insurance Portability and Accountability Act (“HIPAA”); (ii) the FCPA; (iii) Anti-Bribery/Anti-Corruption; (iv) Privacy; and (v) Regulatory Compliance.

2.            The Board reconstituted the Company’s internal compliance committee (“Compliance Committee”) to include the entire senior management team, appointing the Compliance Officer as Chair and the sales and marketing officers as non-voting members.

3.            The Company has developed a number of new compliance-related policies, including: (a) the Compliance Program Policy; (b) the Handling Contracts with Compliance Policy; (c) the Insider Trading Policy; (d) the Distributor and Representative Screening Process; (e) General Compliance & SARBOX Certifications; and (f) the Anti-bribery/Anti-corruption policy.

4.            The Company has developed a “Distributor Screening Process/Policy” that requires that all international distributors (including existing renewals) be screened through the proprietary “Trace Screening Process.” Pursuant to the formal Trace Screening Process: (a) all new distributors are run through the “Trace Corruption Index”; (b) all new distributors are ranked by level of country risk (high/medium/low); (c) for all medium- or high-risk distributors, a detailed report is provided by Trace indicating any prior distributor issues and the Company’s internal Compliance Committee reviews the information, evaluates the distributor and provides its own independent report to management; and (e) reputational screenings are performed on low risk accounts and those screenings are reviewed by the Compliance Committee.

5.            Under the supervision of the Board, the Company is seeking to emphasize to key leadership the importance of setting an appropriate tone at the top and of appropriate behavior with respect to accurate financial reporting, compliance with laws, and adherence to the Company’s internal control over financial reporting framework and accounting policies. Some of the key changes include:

(a)           The CEO (i) engages employees in periodic “Town Hall Meetings” to provide updates on current issues and business activity; (ii) holds regular senior management meetings with his direct reports to discuss current critical business issues; (iii) realigned the international sales responsibility to the Senior Vice President of Global Sales and Marketing (“SVP”) with oversight by the CEO; (iv) created a position of Compliance Officer; and (v) evaluates Board and Committee membership to better ensure that those in place provide the correct balance and support for the Company’s goals and attitudes.

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(b)           The Chief Financial Officer (“CFO”) (i) tracks Company stock options (including through use of certain software); (ii) developed a standardized sales compensation plan; (iii) engaged outside tax advisors to better ensure accuracy of tax reporting, and may retain or re-engage similar outside tax advisors in the future; and (iv) engaged outside internal audit advisors to formalize existing policies and procedures available and to develop for the Company an Accounting Manual based on current financial practices, and may retain or re-engage similar outside internal audit advisors in the future.

(c)           The SVP now has reporting responsibilities for international sales, and is now partially responsible for compliance with respect to international sales. In addition, an individual on the SVP’s team is charged with working with the Compliance Officer to better ensure international distributor screening methods, such as the Trace system, are strictly followed.

6.            The Company regularly assesses risks of financial misstatement due to error and/or fraud, including management override controls. These assessments are performed by senior management, and is part of the portfolio of the Compliance Officer.

7.            The Company has updated its policies and procedures to better ensure proper processing of transactions with senior executives, to enhance the review and approval of these types of transactions, and to better ensure their proper disclosure. The Company has and will continue to train relevant employees on such updated policies. The CFO engaged Accume Partners (“Accume”) to prepare formalized policies and procedures from existing internal controls and procedures, and may retain or re-engage similar outside internal audit advisors in the future. Accume prepared a comprehensive Accounting Manual using internal practices as the foundation and, in addition, prepared the following nineteen (19) policies and procedures:

(a)            Accounts Payable Invoice Review Process

(b)            Accounts Payable Payment Process

(c)            Capital Approval Process

(d)            Chart of Accounts – Accounts Approval Process

(e)            Customer Billing Process

(f)             Cycle Count Process

(g)            Employee Compensation Change Approval Process

(h)            Employee Termination Process

(i)             Fixed Asset Disposal Process

(j)             Inventory Movement Process

(k)            Inventory Receiving Process

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(l)            Journal Entry Process

(m)          New Customer Approval Process

(n)           New Hire Process

(o)           Physical Inventory Count Process

(p)           Purchase Order Process

(q)           Return Materials Authorization Process

(r)            Shipping Process

(s)           Vendor Approval Process

8.            Misonix has engaged a third-party expert consulting firm specializing in tax and technical accounting and financial reporting issues (Citrin Cooperman) to assist management with the review of the Company’s quarterly and annual tax provisions and tax footnotes in quarterly and annual reporting to ensure compliance with GAAP. Misonix may retain or re-engage similar outside tax advisors in the future.

2.	Code of Ethics, Whistleblower Process, and Training

1.            The Company updated its Code of Business Conduct and Ethics (“Code”), which now includes the following sections (among others):

(a)           An “Anti-Bribery and Corruption” section, which states that Misonix has a zero-tolerance policy in regard to bribery or corruption in any form; states that such action violates the Code; and summarizes the FCPA as well as certain other anti-corruption statutes;

(b)           A “Business Meals and Other Courtesies” section, which states that Misonix employees may only provide business meals or similar courtesies when the amount is objectively reasonable and is incurred in the course of conducting Misonix business;

(c)           An “Insider Trading” section, which states that Misonix employees are prohibited from trading or providing others with nonpublic material information about the company;

(d)           Summaries of other statutes, including the Anti-Kickback Statute, the False Claims Act, and anti-trust laws;

(e)           A “Conflicts of Interest” policy, which addresses that employees must avoid actual or potential conflicts of interest, or situations that create the appearance of a conflict of interest;

(f)            A “Harassment” policy, which states that Misonix has zero tolerance for harassment in any form “Respect for Our Community,” which discusses working with government and regulatory authorities and makes clear the requirement that the Company comply with global rules.

EXHIBIT 1

(g)           An “Outcomes of Reporting a Concern” section, which states that Misonix offers an anonymous hotline, that reports on the line will be forwarded to the Compliance Officer and Audit Committee Chair, that Misonix will investigate all claims in a timely manner, and individuals may be subject to discipline, termination or in serious cases may be reported the authorities;

2.            The Company has implemented a toll-free whistleblower hotline that is reported directly to the Chairman of the Audit Committee. The Company enhanced the “Whistleblower” process as follows: (a) an outside service provider (currently, Lighthouse Services, Inc.) has been engaged to manage the call-in process; (b) a number (sequential) is assigned to each call; (c) information from each call is documented; (d) all call information is forwarded directly to the Audit Committee Chairman; and (e) an investigation file is created for each incident.

3.            In addition, the Company has increased communication and training to employees regarding the ethical values of the Company and the requirement to comply with laws, rules, regulations, and Company policies, including the Code, and the importance of accurate and transparent financial reporting.

3.	Changes to Board Committee Charters

1.            The Audit Committee Charter was amended to include the following:

(a)           stricter guidelines relating to membership on the Committee, including enhanced director independence requirements; limitations on prior finance executives sitting on the Committee; broader statements regarding independence; and expansion of the “finance experience” requirement;

(b)           additional and more explicitly delineated oversight responsibilities, including specific expectations surrounding interface with the external auditors and improved oversight of the external audit process; and

(c)           additional duties and responsibilities specific to the Committee’s interaction with the external auditors, including: specific requirements defined around questioning accounting treatments; duties to discuss any disagreements with management throughout the audit process; duties to discuss the application of GAAP using interpretation of auditor judgement by finance management; duties to address and discuss internal control issues; duty to formally approve financial statements; and requirement to disclose conflicts of interest.

2.            The Nominating and Governance Committee Charter was amended as follows: (a) explicitly defined level of review required for candidate review; (b) expanded considerations to shareholder recommendations; (c) expanded candidate requirements to comply with laws; (d) enhanced responsibilities for managing outside advisors; and (e) removed the Committee’s ability to delegate its authority.

EXHIBIT 1

3.            The Compensation Committee Charter was amended to remove the Committee’s ability to delegate its authority.

II.	ADDITIONAL CORPORATE GOVERNANCE REFORMS

In addition to the above measures already implemented, or in the process of implementation, by the Company, the Board shall agree to implement within one hundred and twenty (120) days of final settlement approval, and to maintain for a minimum period of six (6) years, the corporate governance enhancements detailed below. The Board shall acknowledge that the Action was a substantial and material factor in the Board’s decision to implement and maintain these corporate governance enhancements.

A.	FCPA- and Compliance-Related Policies

1.            Responsibilities for FCPA Compliance:

(a)           Substantial knowledge of, and experience with, ethics and compliance standards or similar experience or qualifications from experience in law enforcement shall be a qualification for the position of Compliance Officer.

(b)           The Compliance Officer shall update the Audit Committee at least annually regarding the Company’s FCPA compliance policies, efforts, remedial measures, as well as any identified potential violations, internal control weaknesses, and related risk exposures.

(c)           The Compliance Officer shall, as necessary and appropriate, provide relevant updates and written summaries to the Audit Committee on significant FCPA-related issues and remedial steps, investigations, or reviews of potential violations of law.

(d)          The minutes of the Audit Committee meetings shall reflect that such updates and written summaries were made.

(e)           The Compliance Officer shall cause appropriate personnel to maintain, for a period of at least four (4) years, copies of (i) presentations made to the Compliance Committee, the Audit Committee, and the Board; and (ii) training materials.

(f)           A member of the Audit Committee shall report, at least bi-annually, to the Board with respect to Misonix’s compliance with legal or regulatory requirements. The minutes of the Board meeting shall reflect that such report was made.

(g)           The Audit Committee shall have the authority (i) to take or direct any necessary and appropriate corrective or remedial action, including notifying the U.S. Securities and Exchange Commission and the United States Department of Justice, if Misonix fails in any material respect to comply with the FCPA or any other anti-bribery or anti-corruption laws or regulations; and (ii) to direct steps to maintain or implement effective internal controls.

EXHIBIT 1

2.            FCPA Compliance Programs/Policies: The relevant FCPA compliance policies (such as the Code and the Anti-Bribery/Anti-Corruption Policy) either (a) already include or reflect or (b) will be amended to include or reflect the following:

(a)           The policies apply to all positions at Misonix, regardless of tenure or location, including Misonix’s Board members, executive officers, and employees throughout the world.

(b)           The policies also apply to individuals or entities acting on behalf of Misonix and Misonix’s international distributors.

(c)           The policies shall be posted as a worldwide policy on Misonix’s intranet (upon completion of Misonix’s intranet), and any changes or modifications to the policies shall be appropriately communicated to employees via the intranet or other means.

(d)           Employees shall periodically complete a certification of their understanding of their obligations and agreement to comply with Misonix’s Code of Conduct.

(e)           The policies include a statement expressing a prohibition any form of bribery or corruption, which shall include the giving, promising, offering, or accepting anything of value to improperly influence a decision affecting Misonix’s business, with no materiality or de minimis exceptions;

(f)            The policies are explicitly applicable to all directors, officers and employees and concern:

(i)         Gifts;

(ii)       Hospitality, entertainment and expenses;

(iii)       Customer travel;

(iv)      Political contributions;

(v)       Charitable donations and sponsorships;

(vi)      Facilitation payments; and

(vii)     Solicitation and extortion.

(g)           The policies include directions on a reporting process to be followed if any Misonix employee has any reason to believe that any action or proposed course of action does not comply with anti-corruption laws, the Company, or any other relevant Misonix policy or procedure.

(h)           The Compliance Officer and the Compliance Committee shall, at least bi-annually, review the relevant policies and report to the Board regarding any necessary improvements to the effectiveness of the policies.

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3.            FCPA Testing: Misonix shall implement and maintain a FCPA Testing Program to, among other things, monitor and evaluate a risk-based sample of interactions in high-risk environments. The goal shall be to identify potential violations of the FCPA. In the event that a potential issue is identified, there shall be an appropriate investigation of the incident and, if appropriate, remedial action shall be taken.

4.            FCPA Review of Acquisitions: Misonix shall implement the following practices when conducting a review of a candidate for acquisition:

(a)           Misonix shall ensure that new business entities are only acquired after FCPA and anticorruption due diligence. Where such due diligence is not practicable prior to the acquisition of a new business for reasons beyond Misonix’s control, or due to any applicable law, rule, or regulation, Misonix shall conduct the above-described FCPA and anticorruption due diligence as promptly as practical subsequent to the acquisition and report to the Compliance Officer any corrupt payments, falsified books and records, or inadequate internal controls.

(b)           Misonix shall (i) ensure that Company’s anticorruption policies and procedures apply as quickly as is practicable, but in any event no less than one year post-closing, to newly-acquired businesses; and (ii) train directors, officers, employees, agents, consultants, representatives, distributors, joint venture partners, and relevant employees thereof, who present corruption risk to Misonix on the anticorruption laws and regulations and Misonix’s related policies and procedures.

5.            FCPA Compliance and Compensation: Compliance with the FCPA shall be a consideration employed by the Compensation Committee when making decisions with respect to performance-based or incentive compensation plans and individual awards for executive officers and other members of senior management. In the event that the Company is found to be out of compliance with the FCPA, the Compensation Committee shall review and assess the circumstances of such violation and recommend to the Board of Directors whether to modify, up to and including nullifying, previously-awarded, but as-yet-unpaid or unvested, performance-based or incentive compensation for those individuals found to be responsible for the FCPA violation.

B.	Amendments to Audit Committee Charter

1.            On at least an annual basis, the Audit Committee shall consider matters relating to FCPA compliance, including any material violations that have been identified, any changing risk patterns, training matters, potential changes to the relevant compliance policies, and assessments of the effectiveness of Misonix’s internal controls and compliance function;

2.            The Audit Committee shall review at least annually with management and the independent auditors the effectiveness and adequacy of the Company’s internal reporting procedures and controls, including FCPA compliance, and any significant or material weaknesses and steps taken or recommended to be taken to address them; and

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3.            The Audit Committee, upon its request, may have copies of all reports or reviews by the Compliance Officer, outside counsel, and the FCPA Testing Program concerning Misonix’s compliance with the relevant compliance policies.

C.	Compliance Training and Whistleblower Policy

1.            Misonix shall provide mandatory training concerning compliance with the FCPA and related Misonix policies for all Misonix officers.

2.            Training shall include coverage of the relevant compliance policies, as appropriate, and the Code of Conduct. The content of the training materials shall be annually reviewed by the Compliance Officer to better ensure the materials are current and appropriately tailored to address, if applicable, recent developments, updates, or changes to the FCPA, applicable state and federal false claims and anti-kickback laws, and other applicable anti-corruption laws.

3.            Training shall be conducted through live training or online, as appropriate.

4.             On at least a bi-annual basis, the Compliance Officer shall provide training of officers and their direct reports with respect to ethics and compliance matters pertinent to the Company’s business, including training addressing FCPA matters and best practices for conducting business in high risk environments.

5.            Misonix shall maintain written documentation reflecting the identities of officers and other employees who have successfully completed such training.

6.            Misonix shall prominently display the telephone numbers for the toll-free hotline, a link to the website through which employees may submit complaints, and the Whistleblower Policy in its entirety on its company intranet (upon completion of the Company’s intranet).

D.	General Board Governance / Independence

1.            Related Party Transaction Disclosures: Misonix shall disclose the results of the Audit Committee’s evaluation of related party transactions in the Company’s public filings in accordance with federal securities law and regulations.

2.            Number of Meetings: The Company shall establish a provision requiring the Board of Directors to meet at least four times per year.